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                                                                     EXHIBIT 5.2

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                                                            DX Box Number 10 CDE




                                                                4 February, 2004
     Gold Fields Limited
     24 St. Andrews Road
     Parktown 2193
     South Africa


     Dear Sirs:

     Gold Fields Limited (the "Company")
     Registration Statement on Form F-3 (the "Registration Statement")

     1 We have acted as your United States counsel in connection with the Company's registration under the U.S. Securities Act of 1933 (the "Securities Act") and the proposed offering by you of (i) ordinary shares (par value Rand 0.50 per share) (the "Ordinary Shares"), which may be evidenced by American Depositary Receipts, (ii) debt securities (the "Debt Securities"), (iii) rights to purchase Ordinary Shares and
          (iv) equity warrants with an aggregate initial purchase price of $650,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies) for all of the foregoing securities.

     2 This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

     3 We note that you are being provided with an opinion, dated the date hereof, of Edward Nathan & Friedland (Proprietary) Limited with respect to certain matters of South African law. We have relied on such opinion, filed as exhibit 5.1 to the Registration Statement, with respect to the opinions set forth herein insofar as they may be affected by matters of South African law, and insofar as the opinions set forth herein may be affected by matters of South African law, they are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion.

     4 For the purpose of this opinion, we have examined the form of indenture filed as an exhibit to the Registration Statement (the "Indenture"), such certificates and other documents, and such questions of law, as we have considered necessary or appropriate.

     5 In our opinion, when the Registration Statement has become effective under the Securities Act, the Indenture has been duly authorized, executed and delivered, the terms of the Debt Securities have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities have been duly executed and authenticated in accordance with the Indenture and duly issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

     6 We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determined the rate of conversion of the foreign currency, foreign currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render such judgment in the foreign currency, foreign currency unit or composite currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.


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     7    We hereby consent to the filing of this opinion as an exhibit to the
          Registration Statement and to the reference to us under the heading "Validity of Securities" in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


     Yours faithfully,

     /s/  LINKLATERS

          Linklaters